Exhibit 11

                               EARNINGS PER SHARE
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                                                                                             Years Ended December 31
                                                                          ---------------------------------------------------------
                                                                              1997                  1996                  1995
                                                                          -------------         -------------         -------------
Earnings before income taxes and extraordinary
  items ..........................................................        $ 137,489,000         $  96,379,000         $  82,994,000
Income taxes .....................................................           50,185,000            35,660,000            31,620,000
                                                                          -------------         -------------         -------------
Earnings before extraordinary items ..............................           87,304,000            60,719,000            51,374,000
Extraordinary items, net of income taxes .........................              (38,000)             (524,000)             (717,000)
                                                                          -------------         -------------         -------------
Net earnings .....................................................           87,266,000            60,195,000            50,657,000
Conversion of partner's interest into common
  stock ..........................................................                 --                    --             (46,364,000)
                                                                          -------------         -------------         -------------
Net earnings available to shareholders ...........................        $  87,266,000         $  60,195,000         $   4,293,000
                                                                          =============         =============         =============


Basic weighted average number of shares
   outstanding ...................................................           77,426,000            77,736,000            74,360,000
                                                                          =============         =============         =============


Basic earnings per share:
   Earnings after conversion of partner's interest
     into common stock and before extraordinary
     items .......................................................        $        1.13         $         .78         $         .07
   Extraordinary items, net of income taxes ......................                 --                    (.01)                 (.01)
                                                                          -------------         -------------         -------------
   Net earnings available to shareholders ........................        $        1.13         $         .77         $         .06
                                                                          =============         =============         =============


 Diluted weighted average number of shares
   outstanding ...................................................           80,160,000            80,961,000            77,991,000
                                                                          =============         =============         =============


 Diluted earnings per share:
   Earnings after conversion of partner's
      interest into common stock and before
      extraordinary items ........................................        $        1.09         $         .75         $         .07
   Extraordinary items, net of income taxes ......................                 --                    (.01)                 (.01)
                                                                          -------------         -------------         -------------
   Net earnings available to shareholders ........................        $        1.09         $         .74         $         .06
                                                                          =============         =============         =============
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